ViewCast Reports 2011 First Quarter Results

PLANO, Texas, May 16, 2011 /PRNewswire/ -- ViewCast Corporation (OTCBB: VCST), a developer of industry-leading solutions for the transformation, management and delivery of digital media over enterprise, broadband, and mobile networks, today reported year-over-year growth and strong operational progress for the first quarter ended March 31, 2011 and subsequent weeks.

The Company reported that revenue in the first quarter, as expected, reflected seasonal buying patterns and integrator uncertainty regarding government funding impacting the early part of the quarter followed by more robust sales volumes in March and April. The quarterly revenue was driven in large part by more than 35 percent growth in the sale of Niagara® appliances to both new and established customers.

Highlights of the First Quarter

Important progress made in the first quarter and subsequent weeks included:

  Participation in the Annual NAB conference where the Company previewed the Niagara 4100 and Osprey 710e and hosted live demonstrations of VMp, Niagara 7500 and Niagara 2120 streaming media encoders, and Niagara SCX 6.2 streaming media management software. The show also highlighted the Niagara 2120 and 4100 in bundled solutions with Sony's midrange video production switching products, which were demonstrated within both companies' booths.
  The release of two new Osprey video capture cards, the Osprey 460 and 260, for multi-stream, multi-platform delivery,
  The introduction of the 710e HD Card combining HD/SDI Video and AES digital audio capability in a single card,
  The signing of an agreement on May 4, 2011 with the holders of Series B, C and E Preferred Stock of ViewCast that results in the conversion of the majority of the Preferred Stock and eliminates accumulated and future dividends,
  The hiring of Kevin Dowd as Managing Director of ViewCast's Hong Kong office. In that role, he is responsible for growing ViewCast's business in China and the Asia-Pacific region, driving sales initiatives to deliver ViewCast products to new and existing customers, and training and support of the Company's distribution partners.

ViewCast President and Chief Executive Officer Dave Stoner said, "Following a very strong fourth quarter and full year 2010, we saw typical seasonal pullback in the first part of the 2011 first quarter that was deeper than we had anticipated. We also saw sales flow and order activity pick up significantly in both March and April, giving us good momentum into Q2. Our sales pipeline across our product portfolio continues to be healthy and we are seeing both existing and new customers finding new and innovative uses for our digital encoders as they look for look for new ways to monetize their digital media assets. Our recently expanded sales force and distribution channels worldwide are already producing new opportunities and new business and we continue to anticipate a year of steady growth in 2011."

First Quarter Financial Results

In the 2011 first quarter, revenues increased one percent to $3.71 million from $3.68 million in the prior year period. Operating expenses for the first quarter 2011 were $2.9 million compared to $2.7 million for the prior year period. Operating loss for the first quarter 2011 was $(750,000) compared to a loss of $(284,000) for the year-earlier period as the company continued to make investments in new sales and marketing infrastructure and initiatives both domestically and overseas.

Net loss for the first quarter 2011 was $(791,000) compared to a loss of $(311,000) in the first quarter 2010. After preferred dividends adjustment, the first quarter 2011 net loss per share applicable to the common shareholders was $(0.03) per share on a fully diluted basis compared to net loss per share applicable to the common shareholders of $(0.01) per share on a fully diluted basis in the first quarter 2010.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the 2011 first quarter was $(578,000), compared to $(54,000) in the 2010 first quarter. EBITDA is a non-GAAP measure that ViewCast management believes can be helpful in assessing the Company's overall performance and considers as an indicator of operating efficiency and earnings quality. The Company suggests that EBITDA be viewed in conjunction with the Company's reported financial results or other financial information prepared in accordance with GAAP.

Conference Call Information

A conference call with management is scheduled today at 11:00 a.m. EDT to discuss the Company's financial results, business strategy and outlook. The call may be accessed by dialing 877-941-4775 five minutes prior to the scheduled start time and referencing ViewCast. Callers outside the United States may dial +1-480-629-9761 for access. In addition, a live audio webcast of the call will be available at http://www.viewcast.com/irconferencecall. An archive of the webcast will be available at the same web page beginning approximately 30 minutes after the end of the call.

About ViewCast Corporation

ViewCast develops industry-leading hardware and software for the transformation, management and delivery of professional quality video over broadband, enterprise and mobile networks. ViewCast's award-winning solutions simplify the complex workflows required for the Web-based streaming of news, sports, music, and other video content to computers and mobile devices, empowering broadcasters, businesses, and governments to easily and effectively reach and expand their audiences. With more than 400,000 video capture cards deployed globally, ViewCast sets the standard in the streaming media industry. ViewCast Niagara® streaming appliances, Osprey® video capture cards and VMp™ video and digital asset management software provide the highly reliable technology required to deliver the multi-platform experiences driving today's digital media market.

ViewCast (www.viewcast.com) is headquartered in Plano, Texas, USA, with sales and distribution channels located globally.

ViewCast, VMp, Osprey, Niagara and Niagara SCX are trademarks or registered trademarks of ViewCast Corporation or its subsidiaries.

Safe Harbor Statement

Certain statements in this release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current outlook. Such statements apply to future events and are therefore subject to risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, changes in market and business conditions, demand for the Company's products and services, technological change, the ability of the Company to develop and market new products, increased competition, the ability of the Company to obtain and enforce its patent and avoid infringing other parties' patents, and changes in government regulations. All written and verbal forward-looking statements attributable to ViewCast and any person acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein. ViewCast does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statements are made. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the company's reports on Form 10-K and 10-Q on file with the U.S. Securities and Exchange Commission.

ViewCast Contact: Laurie L. Latham Chief Financial Officer Tel: +1 (972) 488-7200	PR Agency Contact: Jessie Glockner Rainier Communications Tel: +1 (508) 475-0025 x140 E-mail: jglockner@rainierco.com	Investor Contact: Matt Clawson Allen & Caron Tel: +1 (949) 474-4300 E-mail: matt@allencaron.com

Financial Table Follows

VIEWCAST CORPORATION
OPERATING HIGHLIGHTS
(Unaudited)
(In thousands – except per share amounts)

	Three Months Ended
	March 31,
	2011	2010

Net revenue	$ 3,709	$ 3,678

Cost of revenue	1,549	1,310

Gross profit	2,160	2,368

Total operating expenses	2,910	2,652

Operating loss	(750)	(284)

Total other expense	(41)	(27)

Income tax	0	0

Net loss	$ (791)	$ (311)

Preferred dividends	(205)	(205)

Net loss applicable to common stockholders	$ (996)	$ (516)

Net loss per common share:
Basic and Diluted	$ (0.03)	$ (0.01)

Weighted average number of common shares outstanding:
Basic and Diluted	39,016	35,992

RECONCILIATION OF NET INCOME TO EBITDA
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2011	2010

Net loss	$ (791)	$ (311)

Depreciation and amortization	172	230

Total other and income tax	41	27

EBITDA	$ (578)	$ (54)